                PENNSYLVANIA POWER & LIGHT COMPANY


                                TO


                       BANKERS TRUST COMPANY

     (successor to Morgan Guaranty Trust Company of New York, formerly Guaranty Trust Company of New York)


            As Trustee under Pennsylvania Power & Light
                Company's Mortgage and Deed of Trust,
                     Dated as of October 1, 1945




                    _____________________________




                 Sixty-Fourth Supplemental Indenture



                   Providing among other things for
          First Mortgage Bonds, Pollution Control Series K


                    _____________________________




                     Dated as of August 1, 1995

               SIXTY-FOURTH SUPPLEMENTAL INDENTURE


	SIXTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of the 1st day of August, 1995 made and entered into by and between PENNSYLVANIA POWER & LIGHT COMPANY, a corporation of the Commonwealth of Pennsylvania, whose address is Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the Company), and BANKERS TRUST COMPANY (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, formerly GUARANTY TRUST COMPANY OF NEW
YORK), a corporation of the State of New York, whose address is 4 Albany Street, New York, New York 10006 (hereinafter sometimes called the Trustee), as Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the Mortgage and, together with any indentures supplemental thereto, hereinafter called the Indenture), which Mortgage was executed and delivered by Pennsylvania Power & Light Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which said Mortgage is hereby made, this instrument (hereinafter called the Sixty-fourth Supplemental Indenture) being supplemental thereto;

	WHEREAS, said Mortgage was or is to be recorded in various Counties in the Commonwealth of Pennsylvania, which Counties include or will include all Counties in which this Sixty-fourth
Supplemental Indenture is to be recorded; and

	WHEREAS, an instrument, dated August 5, 1994, was executed by the Company appointing Bankers Trust Company as Trustee in succession to said Morgan Guaranty Trust Company of New York (resigned) under the Indenture, and by Bankers Trust Company accepting said appointment, which instrument was or is to be recorded in various Counties in the Commonwealth of Pennsylvania; and

	WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired and intended to be subject to the lien thereof; and

	WHEREAS, the Company executed and delivered, as supplements to the Mortgage, the following supplemental indentures:


               Designation                    Dated as of

	First Supplemental Indenture            July 1, 1947
	Second Supplemental Indenture           December 1, 1948
	Third Supplemental Indenture            February 1, 1950
	Fourth Supplemental Indenture           March 1, 1953
	Fifth Supplemental Indenture            August 1, 1955
	Sixth Supplemental Indenture            December 1, 1961
	Seventh Supplemental Indenture          March 1, 1964
	Eighth Supplemental Indenture           June 1, 1966
	Ninth Supplemental Indenture            November 1, 1967
	Tenth Supplemental Indenture            December 1, 1967
	Eleventh Supplemental Indenture         January 1, 1969
	Twelfth Supplemental Indenture          June 1, 1969
	Thirteenth Supplemental Indenture       March 1, 1970
	Fourteenth Supplemental Indenture       February 1, 1971
	Fifteenth Supplemental Indenture        February 1, 1972
	Sixteenth Supplemental Indenture        January 1, 1973
	Seventeenth Supplemental Indenture      May 1, 1973
	Eighteenth Supplemental Indenture       April 1, 1974
	Nineteenth Supplemental Indenture       October 1, 1974
	Twentieth Supplemental Indenture        May 1, 1975
	Twenty-first Supplemental Indenture     November 1, 1975
	Twenty-second Supplemental Indenture    December 1, 1976
	Twenty-third Supplemental Indenture     December 1, 1977
	Twenty-fourth Supplemental Indenture    April 1, 1979
	Twenty-fifth Supplemental Indenture     April 1, 1980
	Twenty-sixth Supplemental Indenture     June 1, 1980
	Twenty-seventh Supplemental Indenture   June 1, 1980
	Twenty-eighth Supplemental Indenture    December 1, 1980
	Twenty-ninth Supplemental Indenture     February 1, 1981
	Thirtieth Supplemental Indenture        February 1, 1981
	Thirty-first Supplemental Indenture     September 1, 1981
	Thirty-second Supplemental Indenture    April 1, 1982
	Thirty-third Supplemental Indenture     August 1, 1982
	Thirty-fourth Supplemental Indenture    October 1, 1982
	Thirty-fifth Supplemental Indenture     November 1, 1982
	Thirty-sixth Supplemental Indenture     February 1, 1983
	Thirty-seventh Supplemental Indenture   November 1, 1983
	Thirty-eighth Supplemental Indenture    March 1, 1984
	Thirty-ninth Supplemental Indenture     April 1, 1984
	Fortieth Supplemental Indenture         August 15, 1984
	Forty-first Supplemental Indenture      December 1, 1984
	Forty-second Supplemental Indenture     June 15, 1985
	Forty-third Supplemental Indenture      October 1, 1985
	Forty-fourth Supplemental Indenture     January 1, 1986
	Forty-fifth Supplemental Indenture      February 1, 1986
	Forty-sixth Supplemental Indenture      April 1, 1986
	Forty-seventh Supplemental Indenture    October 1, 1986
	Forty-eighth Supplemental Indenture     March 1, 1988
	Forty-ninth Supplemental Indenture      June 1, 1988
	Fiftieth Supplemental Indenture         January 1, 1989
	Fifty-first Supplemental Indenture      October 1, 1989
	Fifty-second Supplemental Indenture     July 1, 1991
	Fifty-third Supplemental Indenture      May 1, 1992
	Fifty-fourth Supplemental Indenture     November 1, 1992
	Fifty-fifth Supplemental Indenture      February 1, 1993
	Fifty-sixth Supplemental Indenture      April 1, 1993
	Fifty-seventh Supplemental Indenture    June 1, 1993
	Fifty-eighth Supplemental Indenture     October 1, 1993
	Fifty-ninth Supplemental Indenture      February 15, 1994
	Sixtieth Supplemental Indenture         March 1, 1994
	Sixty-first Supplemental Indenture      March 15, 1994
	Sixty-second Supplemental Indenture     September 1, 1994
	Sixty-third Supplemental Indenture      October 1, 1994

which supplemental indentures were or are to be recorded in various Counties in the Commonwealth of Pennsylvania; and

	WHEREAS, the Company executed and delivered its Supplemental Indenture, dated July 1, 1954, creating a security interest in certain personal property of the Company, pursuant to the provisions of the Pennsylvania Uniform Commercial Code, as a supplement to the Mortgage, which Supplemental Indenture was filed in the Office of the Secretary of the Commonwealth of Pennsylvania on July 1, 1954, and all subsequent supplemental indentures were so filed; and

	WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

	WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                      Principal       Principal
                                        Amount          Amount
                      Series            Issued       Outstanding

	3% Series due 1975             $93,000,000        None
	2-3/4% Series due 1977          20,000,000        None
	3-1/4% Series due 1978          10,000,000        None
	2-3/4% Series due 1980          37,000,000        None
	3-1/2% Series due 1983          25,000,000        None
	3-3/8% Series due 1985          25,000,000        None
	4-5/8% Series due 1991          30,000,000        None
	4-5/8% Series due 1994          30,000,000        None
	5-5/8% Series due 1996          30,000,000     $30,000,000
	6-3/4% Series due 1997          30,000,000      30,000,000
	6-1/2% Series due 1972          15,000,000        None
	7% Series due 1999              40,000,000      40,000,000
	8-1/8% Series due June 1, 1999  40,000,000      40,000,000
	9% Series due 2000              50,000,000        None
	7-1/4% Series due 2001          60,000,000      60,000,000
	7-5/8% Series due 2002          75,000,000      75,000,000
	7-1/2% Series due 2003          80,000,000      80,000,000
	Pollution Control Series A      28,000,000        None
	9-1/4% Series due 2004          80,000,000        None
	10-1/8% Series due 1982        100,000,000        None
	9-3/4% Series due 2005         125,000,000        None
	9-3/4% Series due
        November 1, 2005            100,000,000        None
	8-1/4% Series due 2006         150,000,000        None
	8-1/2% Series due 2007         100,000,000        None
	9-7/8% Series due 1983-1985    100,000,000        None
	15-5/8% Series due 2010        100,000,000        None
	11-3/4% Series due 1984         30,000,000        None
	Pollution Control Series B      70,000,000        None
	Pollution Control Series C      20,000,000        None
	14% Series due
        December 1, 1990            125,000,000        None
	15% Series due 1984-1986        50,000,000        None
	14-3/4% Series A due 1986       30,000,000        None
	14-3/4% Series B due 1986       20,000,000        None
	16-1/2% Series due 1987-1991    52,000,000        None
	16-1/8% Series due 1992        100,000,000        None
	16-1/2% Series due 1986-1990    92,500,000        None
	13-1/4% Series due 2012       $100,000,000        None
	Pollution Control Series D      70,000,000        None
	12-1/8% Series due 1989-1993    50,000,000        None
	13-1/8% Series due 2013        125,000,000        None
	Pollution Control Series E      37,750,000        None
	13-1/2% Series due 1994        125,000,000        None
	Pollution Control Series F     115,500,000        None
	12-3/4% Series due 2014        125,000,000        None
	Pollution Control Series G      55,000,000     $55,000,000
	12% Series due 2015            125,000,000        None
	10-7/8% Series due 2016        125,000,000        None
	9-5/8% Series due 1996         125,000,000        None
	9% Series due 2016             125,000,000        None
	9-1/2% Series due 2016         125,000,000        None
	9-1/4% Series due 1998         125,000,000        None
	9-5/8% Series due 1998         125,000,000        None
	10% Series due 2019            125,000,000        None
	9-1/4% Series due 2019         250,000,000     250,000,000
	9-3/8% Series due 2021         150,000,000     150,000,000
	7-3/4% Series due 2002         150,000,000     150,000,000
	8-1/2% Series due 2022         150,000,000     150,000,000
	Pollution Control Series H      90,000,000      90,000,000
	6-7/8% Series due 2003         100,000,000     100,000,000
	7-7/8% Series due 2023         200,000,000     200,000,000
	5-1/2% Series due 1998         150,000,000     150,000,000
	6-1/2% Series due 2005         125,000,000     125,000,000
	6% Series due 2000             125,000,000     125,000,000
	6-3/4% Series due 2023         150,000,000     150,000,000
	Pollution Control Series I      53,250,000      53,250,000
	6.55% Series due 2006          150,000,000     150,000,000
	7.30% Series due 2024          150,000,000     150,000,000
	6-7/8% Series due 2004         150,000,000     150,000,000
	7-3/8% Series due 2014         100,000,000     100,000,000
	Pollution Control Series J     115,500,000     115,500,000
	7.70% Series due 2009          200,000,000     200,000,000

which bonds are also sometimes called bonds of the First through Seventy-first Series, respectively; and

	WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Indenture as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and

	WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any future covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the States in which any property at the time subject to the lien of the Indenture shall be situated; and

	WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

	WHEREAS, the execution and delivery by the Company of this Sixty-fourth Supplemental Indenture, and the terms of the bonds of the Seventy-second Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

	NOW, THEREFORE, THIS INDENTURE WITNESSETH: That Pennsyl-vania Power & Light Company, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Bankers Trust Company, as Trustee under the Indenture, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature, acquired by the Company after the date of the execution and delivery of the Sixty-third Supplemental Indenture (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted and except any which may not lawfully be mortgaged or pledged under the Indenture), now owned or, subject to the provisions of
Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

	TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes, and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

	IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage and to the extent permitted by law, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Indenture, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

	IT IS HEREBY DECLARED by the Company that all the property, rights and franchises now owned or hereafter acquired by the Company have been, or are, or will be owned or acquired with the intention to use the same in carrying on the business or branches of business of the Company, and it is hereby declared that it is the intention of the Company that all thereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall (subject to the provisions of Section 87 of the Mortgage and to the extent permitted by law) be embraced within the lien of this Sixty-fourth Supplemental Indenture and the lien of the Indenture.

	PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-fourth Supplemental Indenture and from the lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) goods, wares, merchandise, equipment, apparatus, materials, or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; construction equipment acquired for temporary use; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purposes of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties;
(3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company;
(4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Indenture; and (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; provided, however, that the property and rights expressly excepted from the lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof, as supplemented by the provisions of this Sixty-fourth Supplemental Indenture.

	TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Bankers Trust Company, as Trustee, and its successors and assigns forever.

	IN TRUST NEVERTHELESS for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-fourth Supplemental Indenture being supplemental to the Mortgage.

	AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustee by the Mortgage as a part of the property therein stated to be conveyed.

	The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Indenture, as follows:

                            ARTICLE I

                  Seventy-second Series of Bonds

	SECTION 1. There shall be a series of bonds designated "Pollution Control Series K" (herein sometimes referred to as the "Seventy-second Series"), each of which shall also bear the descriptive title First Mortgage Bonds, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Seventy-second Series shall be limited to $55,000,000 in aggregate principal amount except as provided in
Section 16 of the Mortgage and shall mature on August 1, 2029, and shall be issued as fully registered bonds in denominations of Five Thousand Dollars and in any multiple or multiples of Five Thousand Dollars; they shall bear interest at the rate of 6.15% per annum, payable semi-annually on February 1 and August 1 of each year; the principal of and interest on each said bond to be payable at the office or agency of the Company in the City of Philadelphia, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Seventy-second Series shall be dated as in Section 10 of the Mortgage provided.

	(I) On and after August 1, 2005, bonds of the Seventy-second Series shall be redeemable, prior to maturity, at the option of the Company in whole at any time, or in part in such principal amount as may be directed by the Company from time to time, upon notice, as provided in Section 52 of the Mortgage, mailed at least forty-five (45) days prior to the date fixed for redemption unless the registered owner shall agree to accept a shorter notice, at the following redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

                                                   Optional
                                                 Redemption
                                                     Price
                     Redemption Period

	August 1, 2005 through July 31, 2006             102%
	August 1, 2006 through July 31, 2007             101
	August 1, 2007 and thereafter                    100

in each case, together with accrued interest to the date fixed for redemption.

	(II) Bonds of the Seventy-second Series shall also be redeemable in whole at any time, or in part in such principal amount as an Officers' Certificate received by the Trustee shall state is identical to the principal amount of 1995 Series A Bonds (as hereinafter defined) being redeemed pursuant to Extraordinary Optional Redemption (a) referred to in such 1995 Series A Bonds from time to time, prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Indenture) of cash delivered to or deposited with the Trustee pursuant to the provisions of Section 64 of the Mortgage at the redemption price of 100% of the principal amount of the bonds to be redeemed in each case, together with accrued interest to the date fixed for redemption.

	(III) Bonds of the Seventy-second Series shall also be redeemable at the option of the Company in whole at any time prior to maturity upon like notice whenever the Company shall elect to deliver and the Trustee shall receive an Officers' Certificate certifying that the Company has, within the preceding 90 days, merged or consolidated with another corporation having capital stock and surplus (including retained earnings) of at least $50,000,000 as of any date (hereinafter called the "Financial Date") within 180 days prior to the effective date of such merger or consolidation, such Officers' Certificate to be accompanied by a certified copy of the document effecting the merger or consolidation, and a balance sheet of such other corporation certified by such other corporation's chief financial officer or an independent certified public accountant as of the Financial Date. Any such redemption shall be at the redemption price of 100% of the principal amount of the bonds to be redeemed, together with accrued interest to the date fixed for redemption.

	(IV) In the event that any Pollution Control Revenue Refunding Bonds, 1995 Series A (Pennsylvania Power & Light Company Project), issued under the Trust Indenture dated as of May 1, 1973, as supplemented (hereinafter called the "Trust Indenture") by the Lehigh County Industrial Development Authority (hereinafter called the "Authority")(such Bonds herein called "1995 Series A Bonds") are to be redeemed in accordance with
Section 5.06 of the Ninth Supplemental Indenture to the Trust Indenture, bonds of the Seventy-second Series in a principal amount equal to the principal amount of the 1995 Series A Bonds so to be redeemed, shall be redeemed by the Company, on the date fixed for redemption of such bonds of the Seventy-second Series, at the redemption price of 100% of the principal amount of the bonds to be redeemed, together with accrued interest to the date fixed for redemption.

	The Trustee may conclusively presume that no redemption of bonds of the Seventy-second Series is required pursuant to the first paragraph of this subsection (IV) unless and until it shall have received a written notice from the trustee under the Trust Indenture, stating that the 1995 Series A Bonds are to be redeemed in accordance with such Section 5.06 of the Ninth Supplemental Indenture to the Trust Indenture and specifying the principal amount of the 1995 Series A Bonds so to be redeemed and specifying a date for the redemption of an equal principal amount of the bonds of the Seventy-second Series, which shall be a date within 90 days from the date of such written notice but not earlier than 80 days from the receipt of such written notice by the Trustee.

	(V) Bonds of the Seventy-second Series shall be redeemed in whole whenever the Trustee shall receive a written demand (hereinafter called "Default Redemption Demand") from the trustee under the Trust Indenture for redemption stating that the principal of all bonds then outstanding under the Trust Indenture has been declared to be immediately due and payable pursuant to the provisions of Section 9.02 thereof. The Trustee shall within 10 days of receiving the Default Redemption Demand mail a copy to the Company stamped or otherwise marked to show the date of receipt by the Trustee. The Company shall fix a redemption date and shall mail the Trustee notice of such selection at least 30 days prior to the date so selected. Such redemption date may be any day not more than 180 days after the receipt of the Default Redemption Demand by the Trustee. If the Trustee does not receive notice of such selection by the Company within 150 days after the Default Redemption Demand was received by the Trustee, then the redemption date shall be the 180th day after such receipt. The Trustee shall mail notice of the redemption date (hereinafter called the "Default Redemption Notice") to the trustee under the Trust Indenture not more than 10 nor less than 5 days prior to the date fixed for redemption. The Trustee shall not mail any Default Redemption Notice (and no such redemption shall be made) if the Trustee receives a written cancellation of the Default Redemption Demand from the trustee under the Trust Indenture prior to the mailing of the Default Redemption Notice.
 Notwithstanding the provisions of Section 52 of the Mortgage, the holders of bonds of the Seventy-second Series by the acceptance of such bonds waive 30 days notice of any redemption pursuant to this subsection (V). Any such redemption shall be at the redemption price of 100% of the principal amount of the bonds to be redeemed, together with accrued interest to the date fixed for redemption.

	(VI) The Company hereby waives its right to have any notice of redemption pursuant to subsection (IV) or (V) of this Section
1 state that such notice is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption. Notwithstanding the provisions of Section 52 of the Mortgage, any such notice under such subsections shall not be conditional.

	The Company covenants that any cash delivered to the Trustee under the provisions of subsection (I) of Section 39 of the Mortgage, as supplemented, will not be applied to the redemption of any bonds of the Seventy-second Series so long as any bonds of the Ninth through Tenth, Twelfth through Thirteenth, Fifteenth through Seventeenth, Forty-fifth or Fifty-fourth through Seventy-first Series remain Outstanding.

	(VII) At the option of the registered owner, any bonds of the Seventy-second Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series, interest rate and maturity of other authorized denominations.

	Bonds of the Seventy-second Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

	The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Seventy-second Series.

	For the purposes of subsections (IV) and (V) of this Section 1, a demand from the trustee under the Trust Indenture shall be executed on behalf of such trustee by its President or a Vice
President or a Trust Officer and shall be deemed received by the Trustee when delivered at its corporate trust office in the Borough of Manhattan, The City of New York. The Trustee may conclusively rely as to the truth of the statements contained therein, upon any such demand.

                             ARTICLE II

                 Maintenance and Replacement Fund
                 Covenant -- Dividend Covenant --
             Other Related Provisions of the Mortgage

	SECTION 2. Subject to the provisions of Section 3 hereof, the Company covenants and agrees that the provisions of Section
39 of the Mortgage, which were to remain in effect so long as any bonds of the First Series remained Outstanding, shall remain in full force and effect so long as any bonds of the Seventy-second Series are Outstanding.

	Clause (d) of subsection (II) of Section 4 of the Mortgage, as heretofore amended, is hereby further amended by inserting the words "and Seventy-second Series" after the words "and Seventy-first Series" each time such words appear therein.

	Clause (6) and clause (e) of Section 5 of the Mortgage and
Section 29 of the Mortgage, as heretofore amended, are hereby further amended by inserting therein "Seventy-second," before "Seventy-first," each time such words occur therein.

                            ARTICLE III

                     Miscellaneous Provisions

	SECTION 3. The Company reserves the right to make such amendments to the Mortgage, as supplemented, as shall be necessary in order to delete subsection (I) of Section 39 of the Mortgage, and each holder of bonds of the Seventy-second Series hereby consents to such deletion without any other or further action by any holder of bonds of the Seventy-second Series.

	SECTION 4. The terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-fourth
Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

	SECTION 5. Whenever in this Sixty-fourth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

	SECTION 6. A breach of a specified covenant or agreement of the Company contained in this Sixty-fourth Supplemental Indenture shall become a Default under the Indenture upon the happening of the events provided in Section 65(g) of the Mortgage with respect to such a covenant or agreement.

	SECTION 7. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

	The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended by said First through Sixty-third Supplemental Indentures, shall apply to and form part of this Sixty-fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-fourth Supplemental Indenture.

	SECTION 8. Nothing in this Sixty-fourth Supplemental Inden-ture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Sixty-fourth Supplemental
Indenture or by any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.

	SECTION 9. This Sixty-fourth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

	PENNSYLVANIA POWER & LIGHT COMPANY does hereby constitute and appoint JOHN R. BIGGAR, Vice President - Finance and Treasurer of PENNSYLVANIA POWER & LIGHT COMPANY, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Sixty-fourth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and BANKERS TRUST COMPANY does hereby constitute and appoint JAMES MCDONOUGH, Trust Officer of BANKERS TRUST COMPANY, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Sixty-fourth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

	IN WITNESS WHEREOF, PENNSYLVANIA POWER & LIGHT COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, in the City of Allentown, Pennsylvania, and BANKERS TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Trust Officers, and its corporate seal to be attested by one of its Assistant Treasurers, in The City of New York, as of the day and year first above written.

                                PENNSYLVANIA POWER & LIGHT COMPANY


                               By______________________________
                                         Vice President



Attest:


_______________________________________
     Assistant Secretary

                               BANKERS TRUST COMPANY, as Trustee



                          By___________________________________
                                        Trust Officer


Attest:


________________________________________
     Assistant Treasurer

COMMONWEALTH OF PENNSYLVANIA )
                             )    ss.:
COUNTY OF LEHIGH             )


	I HEREBY CERTIFY that on this 4th day of August, A.D. 1995, before me, the subscriber, a Notary Public of the Commonwealth aforesaid, commissioned for the City of Allentown, in the County of Lehigh, personally appeared JOHN R. BIGGAR, Vice President - Finance and Treasurer of PENNSYLVANIA POWER & LIGHT COMPANY, known to me to be the attorney named in the foregoing Indenture, and by virtue and in pursuance of the authority therein conferred upon such attorney, acknowledged said Indenture to be the act and deed of said PENNSYLVANIA POWER & LIGHT COMPANY.

	WITNESS my hand and notarial seal the day and year aforesaid.


                 ________________________________________________
                                   CATHERINE J. BROBST

STATE OF NEW YORK  )
                   )    ss.:
COUNTY OF NEW YORK )


	I HEREBY CERTIFY that on this 4th day of August, A.D. 1995, before me, the subscriber, a Notary Public of the State aforesaid, commissioned for the County of New York, personally appeared JAMES MCDONOUGH, Trust Officer of BANKERS TRUST COMPANY, known to me to be the attorney named in the foregoing Indenture, and by virtue and in pursuance of the authority therein conferred upon such attorney, acknowledged said Indenture to be the act and deed of the said BANKERS TRUST COMPANY.

	I FURTHER CERTIFY that I am not a director or officer of said BANKERS TRUST COMPANY.

	WITNESS my hand and notarial seal the day and year aforesaid.


                                  ______________________________
                                       SHARON V. ALSTON
                                 Notary Public, State of New York
                                 No. 31-4966275
                                 Qualified in New York County
                                 Commission Expires May 7, 1996


	Bankers Trust Company hereby certifies that its precise name and address as Trustee hereunder are:

                   Bankers Trust Company
                   4 Albany Street
                   New York, New York  10006



                                  BANKERS TRUST COMPANY




                                By_______________________________
                                            Trust Officer